CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Catalyst Funds and to the use of our report dated August 26, 2008 on the financial statements and financial highlights of Catalyst Value Fund, a series of shares of the Catalyst Funds.  Such financial statements and financial highlights appear in the 2008 Annual Report to Shareholders which are incorporated by reference into the Prospectus/ Proxy Statement on Form N-14.

BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
January 21, 2009